                                                                    Exhibit 10.5




                           WARRANT PURCHASE AGREEMENT





                             LAWSON ASSOCIATES, INC.


                                       AND


                             HEWLETT PACKARD COMPANY




                                JANUARY 28, 2000

                                TABLE OF CONTENTS


SECTION 1 AUTHORIZATION AND SALE OF THE WARRANT...................................................................1

     1.1      AUTHORIZATION.......................................................................................1

     1.2      SALE AND PURCHASE OF THE WARRANT....................................................................1

SECTION 2 CLOSING DATE; DELIVERY..................................................................................1

     2.1      CLOSING DATE........................................................................................1

     2.2      CLOSING.............................................................................................1

SECTION 3 REPRESENTATIONS OF THE COMPANY..........................................................................1

     3.1      ORGANIZATION AND STANDING...........................................................................1

     3.2      CORPORATE POWER.....................................................................................2

     3.3      CAPITALIZATION......................................................................................2

     3.4      AUTHORIZATION.......................................................................................2

     3.5      FINANCIAL STATEMENTS................................................................................2

     3.6      ABSENCE OF CHANGES..................................................................................3

     3.7      TITLE TO PROPERTIES AND ASSETS; LIENS, ETC..........................................................3

     3.8      NO CONFLICT WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAWS............................................3

     3.9      PATENTS, TRADEMARKS AND TRADE SECRETS...............................................................3

     3.10     LITIGATION, ETC.....................................................................................4

     3.11     GOVERNMENTAL CONSENT, ETC...........................................................................4

     3.12     OFFERING............................................................................................4

     3.13     PERMITS.............................................................................................4

     3.14     ENVIRONMENTAL AND SAFETY LAWS.......................................................................4

     3.15     TAX RETURNS AND PAYMENTS............................................................................4

SECTION 4 INVESTMENT REPRESENTATIONS..............................................................................4

     4.1      AUTHORIZATION.......................................................................................4

     4.2      EXPERIENCE..........................................................................................5

     4.3      INVESTMENT..........................................................................................5

     4.4      RULE 144 AND RULE 144A..............................................................................5

     4.5      NO PUBLIC MARKET....................................................................................5

     4.6      ACCESS TO DATA......................................................................................5

     4.7      LEGENDS.............................................................................................5

SECTION 5 CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING.....................................................5

     5.1      REPRESENTATIONS AND WARRANTIES CORRECT..............................................................5

     5.2      COVENANTS...........................................................................................5

     5.3      STRATEGIC ALLIANCE AGREEMENT........................................................................6

     5.4      COMPLIANCE CERTIFICATE..............................................................................6

     5.5      MATERIAL ADVERSE EVENT..............................................................................6

     5.6      PROCEEDINGS AND DOCUMENTS...........................................................................6

SECTION 6 CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING..........................................................6

     6.1      REPRESENTATIONS CORRECT.............................................................................6

     6.2      QUALIFICATIONS, LEGAL INVESTMENT....................................................................6

     6.3      COVENANTS...........................................................................................6

     6.4      STRATEGIC ALLIANCE AGREEMENT........................................................................6

SECTION 7 AFFIRMATIVE COVENANTS OF THE COMPANY....................................................................7

     7.1      CORPORATE EXISTENCE.................................................................................7



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
     7.2      BOOKS OF ACCOUNT AND RESERVES.......................................................................7

     7.3      RULE 144A...........................................................................................7

SECTION 8 ADDITIONAL AGREEMENTS...................................................................................7

     8.1      REQUESTED REGISTRATION..............................................................................7

     8.2      COMPANY REGISTRATION................................................................................9

     8.3      EXPENSES OF REGISTRATION............................................................................9

     8.4      REGISTRATION PROCEDURES............................................................................10

     8.5      INDEMNIFICATION....................................................................................10

     8.6      INFORMATION BY THE INVESTOR........................................................................12

     8.7      RULE 144 REPORTING.................................................................................12

     8.8      "MARKET STAND-OFF" AGREEMENT.......................................................................13

     8.9      TERMINATION OF REGISTRATION RIGHTS.................................................................13

     8.10     RIGHT OF FIRST REFUSAL.............................................................................13

     8.11     NOTICE OF INTENDED DISPOSITION.....................................................................13

     8.12     EXERCISE OF RIGHT..................................................................................14

     8.13     NON-EXERCISE OF RIGHT..............................................................................14

     8.14     RECAPITALIZATION...................................................................................14

     8.15     LAPSE..............................................................................................14

SECTION 9 MISCELLANEOUS..........................................................................................15

     9.1      GOVERNING LAW......................................................................................15

     9.2      SURVIVAL...........................................................................................15

     9.3      SUCCESSORS AND ASSIGNS.............................................................................15

     9.4      ENTIRE AGREEMENT; AMENDMENT........................................................................15

     9.5      NOTICES, ETC.......................................................................................15

     9.6      MINNESOTA CORPORATE SECURITIES LAW.................................................................15

     9.7      EXPENSES...........................................................................................16

     9.8      COUNTERPARTS.......................................................................................16

     9.9      SEVERABILITY.......................................................................................16

EXHIBITS

     A.       Warrant

     B.       Schedule of Exceptions

     C.       Alliance Agreement

                             LAWSON ASSOCIATES, INC.

                           WARRANT PURCHASE AGREEMENT


         This Agreement is made as of January 28, 2000, by and between Lawson Associates, Inc. a Minnesota corporation (the "Company"), and Hewlett Packard Company, a Delaware corporation (the "Investor").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   SECTION 1

                      Authorization and Sale of the Warrant

         1.1 Authorization. The Company has, or before the Closing (as hereinafter defined) will have, authorized the sale and issuance of a stock purchase warrant (the "Warrant") in the form attached hereto as Exhibit A for the purchase of up to 750,000 shares (the "Warrant Shares") of Common Stock, par value $0.01 per share of the Company (the "Common Stock").

         1.2 Sale and Purchase of the Warrant. Subject to the terms and conditions hereof and in reliance upon the representations and agreements contained herein, at the Closing the Company will issue and sell to the Investor and the Investor will purchase from the Company, the Warrant at a purchase price of $0.01 per Warrant Share.

                                   SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The closing for the purchase and sale of the Warrant (the "Closing") shall be held at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, MN 55402, on January 28, 2000, at 10:00 a.m. or at such other time and place as the Company and the Investor mutually agree upon (the "Closing Date").

         2.2 Closing. At the Closing, the Company will deliver to the Investor the Warrant against payment of the purchase price therefor by check payable to the order of the Company or wire transfer.

                                   SECTION 3

                         Representations of the Company

         Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents to the Investor as follows:

         3.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company

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has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a material adverse effect on the Company's business, results of operations or financial condition.

         3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Warrant and to carry out and perform its obligations under the terms of this Agreement.

         3.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 17,001,646 shares are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company by appropriate action by the Board of Directors has reserved (or shall have reserved prior to the Closing) the appropriate number of shares of Common Stock for issuance upon exercise of the Warrant. The Company has reserved 8,420,000 shares of Common Stock for issuance pursuant to stock options, of which 6,766,700 shares are subject to outstanding options and of which 1,653,300 shares remain available for future issuance to employees, directors, officers, consultants and advisors of the Company, pursuant to stock purchase or stock options to be approved by the Company's Board of Directors.

         Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, understandings or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. To the best of the Company's knowledge, there are not any agreements, understandings or arrangements among the shareholders relating to the transfer of outstanding capital stock of the Company.

         3.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the sale and issuance of the Warrants and Warrant Shares and the performance of the Company's obligations hereunder and the reservation of the Warrant Shares has been taken or will be taken prior to the Closing. This Agreement and the Warrant are valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance. The Warrant Shares, when issued in compliance with the provisions of this Agreement and the Warrant, will be validly issued and will be fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Warrant Shares and the Underlying Stock may be subject to restrictions on transfer under state and/or federal securities laws and as set forth herein.

         3.5 Financial Statements. The Company has delivered to the Investor its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of cash flows including notes thereto) at May 31, 1999 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as at, and for the six-month period ended November 30, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally



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accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         3.6 Absence of Changes. To the Company's knowledge, since November 30, 1999, the Company has not obtained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance; and there loss has not been any material adverse change in the business, properties, results of operations or financial condition of the Company.

         3.7 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances.

         3.8 No Conflict with Other Instruments; Compliance with Laws. The execution, delivery and performance of this Agreement and the Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Articles of Incorporation or Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

         3.9 Patents, Trademarks and Trade Secrets. There are no pending or, to the Company's knowledge, threatened claims against the Company alleging that the Company's business, as conducted or as proposed to be conducted, infringes or conflicts with the rights of others under patents, service marks, trade names, trademarks, copyrights, trade secrets or other proprietary rights. To the Company's knowledge, the Company's business as now conducted does not, and as proposed to be conducted will not, infringe or conflict with the rights of others, including rights under patents, service marks, trade names, trademarks, copyrights, trade secrets and other proprietary rights. To the Company's knowledge, it owns or possesses sufficient legal rights to all the patents, copyrights, trademarks, trade names, service marks, trade secrets and



                                      3
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other rights necessary for the operation of its business as now conducted and as proposed to be conducted without conflict or infringement against the rights of others.

         3.10 Litigation, etc. There are no actions, suits or proceedings pending, which questions the validity of this Agreement or the right of the Company to enter into such agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions or affairs of the Company, financial or otherwise.

         3.11 Governmental Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, or the offer, sale or issuance of the Warrant and the Warrant Shares.

         3.12 Offering. Based in part on the representations of the Investors set forth in Section 4 hereof, the offer, sale and issuance of the Warrant and the Warrant Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.13 Permits. To its knowledge, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, results of operations or financial condition of the Company. To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.14 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

         3.15 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

                                   SECTION 4

                           Investment Representations

         The Investor hereby represents and warrants to the Company as follows:

         4.1 Authorization. The Investor has all the requisite power and is duly authorized to execute and deliver this Agreement and has taken all necessary action to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.



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         4.2 Experience. The Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         4.3 Investment. The Investor is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Warrant or Warrant Shares. The Investor understands that the Warrant and the Warrant Shares to be purchased by it have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4.4 Rule 144 and Rule 144A. The Investor acknowledges that, because they have not been registered under the Securities Act, the Warrant and Warrant Shares it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act, which rules permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

         4.5 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company.

         4.6 Access to Data. The Investor has received and reviewed such information that such Investor deemed necessary to make an informed decision concerning the purchase of the Warrant and Warrant Shares and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to obtain any additional information necessary to verify the accuracy of the information given to such Investor. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 3 of this Agreement or the right of the Investor to rely thereon.

         4.7 Legends. The Investor acknowledges and accepts that all certificates for the Warrant and Warrant Shares shall bear restrictive legends preventing its free transfer.

                                   SECTION 5

               Conditions to Investors' Obligations at the Closing

         The Investor's obligation to purchase the Warrant at the Closing are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 5 to the extent not waived by the Investor.

         5.1 Representations and Warranties Correct. The representations and warranties made in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.




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


         5.3 Strategic Alliance Agreement. The Company and the Investor shall have entered into the Strategic Alliance Agreement attached hereto as Exhibit C.

         5.4 Compliance Certificate. The Company shall have delivered to the Investor a certificate, executed by an authorized executive officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.5 Material Adverse Event. No event that has a material adverse affect on the Company's business, prospects, financial condition, or results of operations shall have occurred after the date of this Agreement.

         5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   SECTION 6

                 Conditions to Company's Obligations at Closing

         The Company's obligation to sell the Warrant at the Closing is subject to the fulfillment of the following conditions to the extent not waived by the
Company:

         6.1 Representations Correct. The representations made by the Investors in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

         6.2 Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Warrant and Warrant Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Warrant or the proposed issuance of the Warrant Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission (the "SEC"), the Minnesota Department of Commerce, or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Warrant and the proposed issuance of the Warrant Shares shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

         6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing Date shall have been performed or complied with in all respects.

         6.4 Strategic Alliance Agreement. The Company and the Investor shall have entered into the Strategic Alliance Agreement attached hereto as Exhibit C.




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                                   SECTION 7

                      Affirmative Covenants of the Company

         The Company hereby covenants and agrees as follows:

         7.1 Corporate Existence. The Company will maintain its corporate existence in good standing. The Company will comply with all applicable laws and regulations of the United States or any state or states thereof or of any political subdivisions thereof and of any governmental authority where failure to so comply could reasonably be expected to have a material adverse effect on the Company's business, results of operations, financial condition or prospects.

         7.2 Books of Account and Reserves. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles.

         7.3 Rule 144A. Upon the request of any investor of the Warrant or Warrant Shares, the Company shall promptly provide to any person who proposes to purchase the Warrant or Warrant Shares pursuant to Rule 144A promulgated under the Securities Act from such investor (but in any case within 15 days of request) the following information: (a) a brief statement of the nature of the business of the Company and the products and services it offers; (b) the Company's most recent consolidated balance sheets arid profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, and its business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

                                   SECTION 8

                              Additional Agreements

         8.1 Requested Registration. After the Company has qualified for the use of Form S-3 under the Securities Act, Investor shall have the right to request registrations of Warrant Shares on Form S-3 thereafter under this Section 8.1 (such requests shall be in writing and shall state the number of Warrant Shares to be disposed of and the intended method of disposition of such shares), provided that the Company shall not be required to effect a registration pursuant to this Section 8.1 unless the Investor proposes to dispose of Warrant Shares which it reasonably anticipates will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least one million dollars ($1,000,000), provided further that the Company shall not be required to effect a registration pursuant to this Section 8.1 if at the time of the request for a registration on Form S-3, the Company in good faith gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a firmly underwritten registered public offering (but such notice may not be given more than once in any six (6) month period), provided further that the Company



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


shall not be required to effect more than one registration pursuant to this
Section 8.1 in any twelve (12) month period, and provided further that the Company shall not be required to file more than two registrations on Form S-3 with respect to Warrant Shares. Upon receipt of a proper request for registration pursuant to this Section 8.1, the Company will as soon as practicable but in any event within ninety (90) days, use its diligent efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Warrant Shares as are specified in such request provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 8.1 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         Subject to this Section 8.1(b) and Section 8.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Investor.

                  (c) Underwriting. If the Investor intends to distributed Warrant Shares by means of an underwriting, it shall so advise the Company as a part of their request made pursuant to Section 8.1.

         The Company shall together with Investor enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of the Investor, which approval shall not be unreasonably withheld.

         If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter.

         If the underwriter does not limit the number of shares of Common Stock to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of shares of Common Stock which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  (d) Delay of Registration. If the Company shall furnish to the Investor a certificate signed by the president of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than once in any 180-day period.

         8.2 Company Registration.

                  (a) If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others, other than a registration relating solely to employee benefit plans or a registration relating solely to a reorganization, merger or other transaction on Form S-4 (or any comparable or successor form or forms), the Company will:

                           (i) promptly give to the Investor written notice
                  thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Warrant Shares specified in a written request or requests, made within ten
                  (10) days after receipt of such written notice from the Company, by the Investor; provided that the rights set forth in this Section 8.2 shall not apply to the Company's initial public offering of shares of Common Stock.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 8.2(a)(i). In such event the right of the Investor to registration pursuant to Section 8.2 shall be conditioned upon its participation in such underwriting and the inclusion of its Warrant Shares in the underwriting to the extent provided herein. The Investor shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Warrant Shares to be included in the registration and underwriting pursuant to this Section 8.2 to not less than five percent (5%) of the total number of shares covered by the registration. The Company will advise the Investor of any such limitation.

         No Warrant Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter. The Warrant Shares so withdrawn from such underwriting shall also be withdrawn from such registration.

         8.3 Expenses of Registration. All registration expenses incurred in connection with any registration pursuant to Section 8.1 and Section 8.2 shall be borne by the Company. All selling expenses incurred in connection with any registrations hereunder shall be borne by the Investor. The Company shall not, however, be required to pay for expenses of any registration which subsequently is withdrawn by the Investor, unless the withdrawal is based upon material adverse information concerning the Company of which the Investor was not aware at the time of such request, in which case such expenses shall be borne by the Investor.

         8.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Article 8, the Company will keep the Investor advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                  (b) furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request.

         8.5 Indemnification

                  (a) The Company will indemnify the Investor, each of its officers, directors, and partners, and each person controlling the Investor within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article 8, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on
         (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers, directors, partners and legal counsel, and each person controlling the Investor, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor and stated to be specifically for use therein or furnished by the Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

                  (b) The Investor will indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein or furnished by the Investor to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the proceeds to each the Investor of Warrant Shares sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
         8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.5 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation and any such failure to give notice shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party otherwise than under this Section 8.5. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for paragraphs (a) through
         (c) of this Section 8.5 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Investor, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Investor, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Investor shall not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by the Investor under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by the Investor for the sale of Warrant Shares covered by such registration statement and
         (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and the Investor under this
         Section 8.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 8, and otherwise.

         8.6 Information by the Investor. The Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 8.

         8.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Warrant Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public:

                  (a) facilitate the sale of the Warrant Shares to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities Act, provided that this shall not require the Company to file reports under the Securities Act and the Securities

         Exchange Act of 1934 as amended (the "Exchange Act") at any time prior to the Company's being otherwise required to file such reports.

                  (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, (at any time after it has become subject to such reporting requirements); and

                  (d) so long as the Investor owns the Warrant or Warrant Shares to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

         8.8 "Market Stand-off" Agreement. The Investor agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that:

                  (a) such agreement shall apply only to the first underwritten registered public offering of the Company; and

                  (b) such agreement shall not apply to securities included in such registration statement pursuant to Section 8.2.

         8.9 Termination of Registration Rights. All rights and duties provided for in this Section 8 shall terminate, at such time as the Investor is able to dispose of all of his Registrable Securities in one three-month period pursuant to the provisions of Rule 144.

         8.10 Right of First Refusal. The Company is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Warrant or any Warrant Shares. For purposes of the First Refusal Right, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Warrant or Warrant Shares intended to be made by the Investor.

         8.11 Notice of Intended Disposition. In the event the Investor desires to accept a bona fide third-party offer for the Warrant or any or all of the Warrant Shares (the Warrant or Warrant shares subject to such offer to be hereinafter called, solely for the purposes of the First Refusal Right, the "Target Shares"), the Investor shall promptly (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions set forth in this Agreement and the Warrant.

         8.12 Exercise of Right The Company (or its assignees) shall, for the period of ten (10) business days following receipt of the Disposition Notice, have the right to repurchase all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Investor prior to the expiration of the ten (10) business day exercise period. If such right is exercised, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the Investor shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

         Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. As determined in good faith by the Company's board of directors.

         8.13 Non-Exercise of Right. In the event the Exercise Notice is not given to the Investor within ten (10) business days following the date of the Company's receipt of the Disposition Notice, the Investor shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of this Agreement and the Warrant. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement. In the event the Investor does not sell or otherwise dispose of the Target Shares within the specified thirty-(30) day period, the Company's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by the Investor until such right lapses in accordance with Section 8.16.

         8.14 Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Warrant Shares shall be immediately subject to the Company's First Refusal Right hereunder, but only to the extent the Warrant Shares are at that time covered by such right.

         8.15 Lapse. The First Refusal Right shall lapse and cease to have effect upon a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

                                   SECTION 9

                                  Miscellaneous

         9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to that body of law known as Conflict of Laws.

         9.2 Survival. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation made by the Investor or the Company and shall survive the closing of the transactions contemplated hereby.

         9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be effective five days after mailed by first-class, registered, or certified mail, postage prepaid, or upon delivery if delivered by hand or by messenger or a courier delivery service, addressed (a) if to the Investor, at such Investor's address as it shall have furnished to the Company in writing, or (b) if to any other investor of the Warrant and Warrant Shares, at such address as such investor shall have furnished the Company in writing, or, until any such investor so furnishes an address to the Company, then to and at the address of the last investor of such Shares or Underlying Stock who has so furnished an address to the Company, or
(c) if to the Company, at the address set forth below the Company's name on the signature page to this Agreement or at such other address as the Company shall have furnished to each Investor and the such other investor in writing.

         9.6 Minnesota Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE MINNESOTA DEPARTMENT OF COMMERCE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

         9.7 Expenses. The Company and the Investor shall each bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.9 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The foregoing Warrant Purchase Agreement is hereby executed as of the date first above written.


                                       LAWSON ASSOCIATES, INC.


                                       By: /s/ H. Richard Lawson
                                          --------------------------------------
                                           Its: President


                                       HEWLETT PACKARD COMPANY


                                       By: /s/ Nick Earle
                                          --------------------------------------
                                           Its: VP Marketing and CMO